UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF EARLIEST EVENT REPORTED: December 5, 2005
HELMERICH & PAYNE, INC.
(Exact name of registrant as specified in its charter)
State of Incorporation: Delaware
COMMISSION FILE NUMBER 1-4221
Internal Revenue Service — Employer Identification No. 73-0679879
1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119
(918)742-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.
(a) On December 5, 2005, the Human Resources Committee (the “Committee”) of the Board of Directors of Helmerich & Payne, Inc. (the “Company”), with the approval of all independent Directors as a group, determined and set the following compensation for the executive officers of the Company.
Restated Bonus Plan and Fiscal 2005 Bonus Payments
     A. On December 5, 2005, the Committee amended and restated the Helmerich & Payne, Inc. Annual Bonus Plan for Executive Officers (the “Bonus Plan”). The amended and restated Bonus Plan is attached as Exhibit 10.1 to this Report on Form 8-K.
     B. On December 5, 2005, the Committee reviewed the criteria for payment under the Bonus Plan. The Committee determined that criteria for payment based on certain financial and strategic objectives had been satisfied. Accordingly, the Committee approved payments under the Bonus Plan based on the attainment of those objectives in the following amounts:

Fiscal 2005 Bonus

Hans Helmerich,	$780,000
President and Chief Executive Officer

George S. Dotson,	$393,000
Vice President and President and Chief Operating Officer of Helmerich & Payne International Drilling Co.

Douglas E. Fears,	$251,000
Vice President and Chief Financial Officer

Steven R. Mackey,	$210,000
Vice President, Secretary and General Counsel
Stock Option and Restricted Stock Award Grants
     On December 5, 2005, the Committee approved grants of ten-year non-qualified stock options and restricted stock to the executive officers listed below. The Committee based its decision on, among other factors, individual performance and the nature and value of stock awards made by competitor companies to their executive officers. The following table sets forth information regarding the stock option and restricted stock grants to the listed executive officers.

		Number of Shares of
	Number of Stock	Restricted
	Options[1]	Stock[2]

Hans Helmerich, President and Chief Executive Officer	45,000	5,000

Douglas E. Fears, Vice President and Chief Financial Officer	17,500	5,000

Steven R. Mackey, Vice President, Secretary and General Counsel	15,000	5,000

(1)	The options were granted under the Helmerich & Payne, Inc. 2000 Stock Incentive Plan at an exercise price of $60.475 per share, vesting in 25% increments annually beginning one year from the date of grant.

(2)	The restricted shares vest in 1/3 increments on 12/5/08, 12/5/09 and 12/05/10.

New Base Salaries
     On December 5, 2005, the Committee approved a 4 percent increase in the annual base salary for the Company’s executive officers. The Committee based its decision on various factors, including compensation studies which include salary and bonus compensation data from several competitor companies including certain of those companies contained within the S&P 500 Oil and Gas Drilling Index. The base salaries for the executive officers effective January 1, 2006 are as follows:

2006 Base Salary

Hans Helmerich,	$554,152
President and Chief Executive Officer

George S. Dotson,	$472,725
Vice President and President and Chief Operating Officer of Helmerich & Payne International Drilling Co.

Douglas E. Fears,	$287,254
Vice President and Chief Financial Officer

Steven R. Mackey,	$239,755
Vice President, Secretary and General Counsel
Consulting Arrangement
     As announced by the Company on December 8, 2005, George S. Dotson, following his retirement on March 1, 2006, will provide advisory services to the Company for a period of at least one year and will continue to serve as a Director of the Company until the expiration of his current term in March 2007. In consideration of such advisory services, Mr. Dotson shall be paid a monthly fee of $25,000.
ITEM 9.01 — Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Helmerich & Payne, Inc. Annual Bonus Plan for Executive Officers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC. (Registrant)
/s/ Steven R. Mackey
Steven R. Mackey
Vice President DATE: December 9, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Helmerich & Payne, Inc. Annual Bonus Plan for Executive Officers